Exhibit 10.18

PTC Therapeutics, Inc.

Incentive Stock Option Agreement
Granted Under Amended and Restated 2013 Long-Term Incentive Plan

1. Grant of Option.

This agreement evidences the grant by PTC Therapeutics, Inc., a Delaware corporation (the “Company”), on [Grant Date] (the “Grant Date”) to [Participant Name], an employee of the Company (the “Participant”), of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”), a total of [Number of Awards Granted] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $[Grant Price] per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [Expiration Date] (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) to the maximum extent permitted by applicable federal tax laws.  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Appendix hereto.

Please refer to Appendix: Vesting Schedule on the last page of this agreement for details.

To the extent that the Participant’s stock option grant has been split and memorialized in two agreements, one agreement for incentive stock options (the “ISO Agreement”) and one agreement for nonstatutory stock options (the “NSO Agreement”), then the vesting schedules identified in Section 2 of the ISO Agreement and in Section 2 of the NSO Agreement should be read as one combined vesting schedule, with options from the NSO Agreement only vesting if options under the ISO Agreement have all vested or have vested in a given year up to the maximum allowable under the Code.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3Exercise of Option.

(a)Form of Exercise.  Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b)Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c)Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d), (e) and (f) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d)Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)Termination for Cause.  If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment.  If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment by the Company for Cause, and the effective date of such employment termination is subsequent to the date of delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate upon the effective date of such termination of employment).  If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement.  Otherwise, “Cause” shall mean willful misconduct by the

Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive.  The Participant’s employment shall be considered to have been terminated for Cause if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

(f)	Accelerated Vesting upon Termination in connection with Corporate Change.
(1)In the event that the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason (as defined in Section 3(h) of this Agreement), the unvested portion of the option award granted hereunder will not be subject to any accelerated vesting except as otherwise provided for in this Section 3(f) or as otherwise set forth in an employment or other agreement between the Participant and the Company.
(2)In the event that the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason within the period of three (3) months prior to (but only if negotiations relating to the particular Corporate Change, as defined in Section 3(g) of this Agreement, that occurs are ongoing at the date of the notice of termination) or twelve (12) months after a Corporate Change that occurs while the Participant is employed by the Company (such fifteen-month period, the “Protected Period”), one hundred percent (100%) of the unvested portion of the option award granted hereunder shall vest immediately.

(g)Definition of “Corporate Change”. For purposes of this Agreement, “Corporate Change” shall mean any circumstance in which (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary or affiliate of an entity other than a previously wholly-owned subsidiary of the Company); (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company); (iii) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the U.S. Securities Exchange Act of 1934, as amended (excluding, for this purpose, the Company or any Subsidiary, or any employee benefit plan of the Company or any Subsidiary, or any “group” in which all or substantially all of its members or its members’ affiliates are individuals or entities who are or were beneficial owners of the Company’s outstanding shares prior to the initial public offering, if any, of the Company’s stock), acquires or gains ownership or control (including, without limitations, powers to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power); or (iv) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors of the Company. Notwithstanding the foregoing, a “Corporate Change” shall not occur as a result of an initial public offering of the Company’s common stock, or as a result of a merger, consolidation, reorganization or restructuring after which either (1) a majority of the Board of Directors of the controlling entity consists of persons who were directors of the Company prior to the merger, consolidation, reorganization or restructuring or (2) the Participant forms part of an executive management team that consists of substantially the same group of individuals and the Participant is performing in a similar role, with similar authority and responsibility (other than changes solely attributable to the change in ownership structure), to that which existed prior to the reorganization or restructuring. Notwithstanding the foregoing, for any payments or benefits hereunder that are subject to Section 409A, the Corporate Change must constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

(h)Definition of “Good Reason”. If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “good reason” for termination of employment or other relationship, “Good Reason” shall have the meaning ascribed to such term in such agreement. Otherwise, “Good Reason” shall mean any of the following, unless (i) the basis for such Good Reason is cured within a reasonable period of time (determined in the light of the cure appropriate to the basis of such Good Reason, but in no event less than thirty (30) nor more than ninety (90) days) after the Company receives written notice (which must be received from the Participant within ninety (90) days of the initial existence of the condition giving rise to such Good Reason) specifying the basis for such Good Reason or (ii) Participant has consented to the condition that would otherwise be a basis for Good Reason:

(1)An change in the principal location at which the Participant provides services to the Company to a location more than fifty (50) miles from the location at which the Participant provided services as of immediately prior to the Corporate Change and/or to a location in New York City (either of), which change the Company has reasonably determined as of the date hereof, would constitute a material change in the geographic location at which the Participant provides services to the Company);

(2)A material adverse change by the Company in the Participant’s duties, authority or responsibilities which causes the Participant’s position with the Company to become of materially less responsibility or authority than the Participant’s position immediately prior to the Corporate Change. For purposes of this definition of “Good Reason,” a “material adverse change” following a Corporate Change shall not include any diminution in authority, duties or responsibilities that is solely attributable to the change in the Company’s ownership structure but does not otherwise change the Participant’s authority, duties or responsibilities (except in a positive manner) otherwise with respect to the Company’s business;

(3)A material reduction in the Participant’s base compensation (including his or her base salary);

(4)A material breach of this Agreement by the Company which has not been cured within thirty (30) days after written notice thereof by the Participant; or

(5)Failure to obtain the assumption (assignment) of this Agreement by any successor to the Company.

4.Agreement in Connection with Public Offering.

The Participant agrees, in connection with any underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of any applicable “lock-up” period(s).

5.Tax Matters.

(a)Withholding.  No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b)Disqualifying Disposition.  If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

6.Transfer Restrictions.

(a)This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

(b)The Participant agrees that he or she will not transfer any Shares issued pursuant to the exercise of this option unless the transferee, as a condition to such transfer, delivers to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of Section 4; provided that such a written confirmation shall not be required with respect to Section 4 upon the completion of any applicable “lock-up” period(s) in connection with any underwritten public offering of Common Stock.

(c)Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

The Company has caused this option to be executed by its duly authorized officer.

PTC THERAPEUTICS, INC.

By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof.  The undersigned hereby acknowledges receipt of a copy of the Company’s Amended and Restated 2013 Long-Term Incentive Plan.

PARTICIPANT

Acceptance Date: